                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration No.  333-31457

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 25, 1997)

                                  $225,000,000

                             U.S. HOME CORPORATION
                    $100,000,000 8.25% SENIOR NOTES DUE 2004
             $125,000,000 8.88% SENIOR SUBORDINATED NOTES DUE 2007
                            ------------------------

    The 8.25% Senior Notes due 2004 (the "Senior Notes") and 8.88% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes," and together with the Senior Notes, the "Notes") of U.S. Home Corporation (the "Company") are Debt Securities of the Company described in the accompanying Prospectus to which this Prospectus Supplement relates. Capitalized terms used but not defined in this Prospectus Supplement are defined in the Prospectus.

    The Senior Notes constitute Senior Debt Securities (as defined in the Prospectus). Interest on the Senior Notes is payable on February 15 and August 15 of each year, commencing February 15, 1998. The Senior Notes are not redeemable at the option of the Company prior to their maturity.

    The Senior Subordinated Notes constitute Senior Subordinated Debt Securities (as defined in the Prospectus). Interest on the Senior Subordinated Notes is payable on February 15 and August 15 of each year, commencing February 15, 1998. The Senior Subordinated Notes are not redeemable by the Company prior to August 15, 2002. Thereafter, the Senior Subordinated Notes are redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein.

    The Senior Subordinated Notes are unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Prospectus) of the Company. At June 30, 1997, on an as adjusted basis after giving effect to the sale of the Notes and the anticipated use of the estimated net proceeds therefrom, the Senior Indebtedness of the Company would have been $300.6 million (including $6.7 million of letters of credit and guarantees).

    Upon a Change of Control (as defined in the Prospectus), holders of the Notes have the right to require the Company to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

    The Notes will be issued only in book-entry form through the facilities of The Depository Trust Company (the "Depository"). Interests in the Notes will be shown in, and transfer thereof will be effected only through, records maintained by the Depository and its participants. Except as provided herein, Notes in definitive form will not be issued. See "Description of Debt Securities -- Global Securities" in the Prospectus.

      SEE "RISK FACTORS" BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE NOTES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                           PRICE TO        DISCOUNTS AND        PROCEEDS TO
                                                          INVESTORS*        COMMISSIONS+         COMPANY++
Per Senior Note........................................    100.000%          1.250%               98.750%
Total..................................................  $100,000,000      $1,250,000           $98,750,000
Per Senior Subordinated Note...........................    100.000%          2.250%               97.750%
Total..................................................  $125,000,000      $2,812,500          $122,187,500

---------------
*  Plus accrued interest, if any, from the date of issuance.

+ The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

++ Before deducting expenses estimated at $521,000, which will be paid by the Company.
                            ------------------------

    The Notes are being offered by the Underwriter as set forth under "Underwriting" herein. It is expected that delivery thereof will be made through the book-entry facilities of the Depository on or about August 28, 1997, against payment therefor in immediately available funds. The Underwriter is:
                            DILLON, READ & CO. INC.
           The date of this Prospectus Supplement is August 25, 1997.

THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                  THE COMPANY

     U.S. Home Corporation (the "Company"), organized in 1954 and incorporated in the State of Delaware in 1959, is one of the largest single-family homebuilders in the United States based on homes delivered. The Company currently builds and sells homes in more than 215 new home communities in 31 market areas in 12 states. Since its formation, the Company has delivered more than 271,000 homes. The Company conducts substantially all of its homebuilding business through U.S. Home Corporation, the parent company. In addition to building single family homes, the Company provides mortgage banking services to its customers.

     The principal executive offices of the Company are located at 1800 West Loop South, Houston, Texas 77027 (telephone: (713) 877-2311).

                                  RISK FACTORS

     Prospective investors should carefully consider the specific factors set forth below as well as the other information included or incorporated by reference in this Prospectus Supplement or the Prospectus before deciding to invest in the Notes offered hereby.

SUBORDINATION OF THE SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Prospectus) of the Company. At June 30, 1997, on an as adjusted basis after giving effect to the sale of the Notes and the anticipated use of the estimated net proceeds therefrom, the Senior Indebtedness of the Company would have been $300.6 million (including $6.7 million of letters of credit and guarantees).

     In the event of any payment or distribution of assets of the Company in any dissolution, insolvency, bankruptcy or other similar proceeding, the subordination provisions of the Senior Subordinated Notes require that holders of Senior Indebtedness must be paid in full before the holders of Senior Subordinated Notes may be paid and amounts otherwise payable to the holders of Senior Subordinated Notes will be paid to the holders of Senior Indebtedness until the Senior Indebtedness is paid in full. By reason of this subordination, in the event of the dissolution, insolvency or bankruptcy of the Company, holders of the Senior Subordinated Notes may recover less, ratably, than holders of Senior Indebtedness and other creditors of the Company, or may recover nothing. In addition, the Company is required to stop making all payments of principal and interest on the Senior Subordinated Notes if there is a payment default with respect to certain Senior Indebtedness and the Trustee (as defined) receives notice of the default from a holder of such Senior Indebtedness entitled to give that notice. Also, the Company is required to stop making payments of principal and interest on the Senior Subordinated Notes during a payment blockage period no longer than 179 days if there is any other continuing default with respect to certain Senior Indebtedness that would permit the holders of such Senior Indebtedness to accelerate payment of that debt and the Trustee receives notice of the default from a holder of such Senior Indebtedness entitled to give that notice.

REAL ESTATE, ECONOMIC AND CERTAIN OTHER CONDITIONS

     The Company is significantly affected by the cyclical nature of the homebuilding industry, which is sensitive to fluctuations in economic activity and interest rates and the level of consumer confidence. Sales of new homes are also affected by market conditions for rental properties and by the condition of the resale market for used homes, including foreclosed homes. For example, an oversupply of resale units depresses prices and reduces the margins available on sales of new homes. The sale of new homes and profitability from sales are heavily influenced by the level and expected direction of interest rates. Increases in interest rates tend to have a depressing effect on the market for new homes in view of increased monthly mortgage costs to potential home buyers.

     Inventory risk is substantial for homebuilders. The market value of housing inventories, building lots and raw land can change significantly over the life of a community, reflecting dynamic market conditions. In addition, inventory carrying costs are significant. This can result in losses when trying to exit a poorly performing community or market. The Company intends to continue to reduce risks associated with housing inventories, building lots and raw land through
(i) maintaining its diverse community locations and markets and (ii) acquiring lots and land under option where possible, thereby enabling the Company to control land with a smaller capital investment. However, there can be no assurance that such efforts will be successful.

     Cash flow management is crucial due to the high leverage and seasonal cycle of home sales. The need to stage critical raw materials such as land and finished lots ahead of the start of home construction requires homebuilders to commit working capital for long periods of time. The Company intends to continue to limit investments in land and finished lots through the use of option contracts and to keep fixed overhead costs low. In addition, the Company intends to continue to control housing inventory by generally not commencing construction until the Company receives an executed sales contract from the housing purchaser and preliminary mortgage approval based on the purchaser's mortgage application. However, there can be no assurance that such efforts will be successful.

     The development of many of the Company's communities, particularly its retirement and active adult communities, results from a lengthy, complex series of events involving land purchase, regulatory compliance, capital availability, marketing and sales, any of which can materially affect the financial results for a community.

COMPETITION

     The residential housing industry is a highly competitive and fragmented industry, which places constant pressure on price (including the ability of the Company to respond to increases in prices from its suppliers), quality and marketing and particularly challenges the Company upon any entry into new geographic markets. The Company competes in each of its markets with a large number of national, regional and local homebuilding companies. Some of these companies are larger than the Company and have greater financial resources.

REGULATORY AND ENVIRONMENTAL MATTERS

     The Company and its competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, environmental protection, building design, construction, density and rate of development and similar matters, including local regulation which imposes restrictive zoning and density requirements in order to limit the numbers of homes that can eventually be built within the boundaries of a particular area. The Company may also be subject to periodic delays in its homebuilding projects due to building moratoria in any of the areas in which it operates.

     The Company and its competitors are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. The Company is also subject to a variety of environmental conditions that can affect its business and its homebuilding projects. The particular environmental laws which apply to any given homebuilding site vary greatly according to the site's location, the site's environmental condition and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause the Company to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in certain environmentally sensitive regions or areas.

LEVERAGE

     The Company has significant indebtedness. At June 30, 1997, as adjusted for the issuance of the Notes and application of the estimated net proceeds therefrom to purchase (the "Offer to Purchase") all of the

Company's 9 3/4% Senior Notes due 2003, previously issued in the original principal amount of $200,000,000 (the "1993 Senior Notes") and to redeem the Company's 4 7/8% Convertible Subordinated Debentures due 2005, previously issued in the original principal amount of $80,000,000 (the "Debentures"), the Company would have had total housing debt of approximately $418.9 million and a ratio of total housing debt to stockholders' equity of approximately 1.1 to l. In addition, the Company expects to borrow additional amounts under its unsecured revolving working capital facility (the "Credit Agreement") or otherwise. There can be no assurance that the Company's Offer to Purchase will result in the tender and purchase of all of the 1993 Senior Notes; however, the Company currently intends to redeem any 1993 Senior Notes that are not so purchased in June 1998, the time at which the 1993 Senior Notes first become redeemable by the Company. See "Use of Proceeds."

     The ability of the Company to meet its debt service obligations will be dependent upon the future performance of the Company, which, in turn, will be subject to general economic conditions and to financial, competitive, business and other factors, including factors beyond the Company's control. The level of the Company's indebtedness could restrict its flexibility in responding to changing business and economic conditions. The Company believes that cash flow from operations will be sufficient to cover the Company's debt service requirements. However, if the Company is at any time unable to generate sufficient cash flow from operations to service its debt, it may be required to seek refinancing for all or a portion of that debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to the Company.

     The Credit Agreement imposes restrictions on the Company's operations and requires the Company to achieve and maintain certain financial ratios. Such restrictions include, among other things, limitations on the ability of the Company to incur additional indebtedness, to own land, to pay dividends or make other distributions, and to enter into mergers and certain other transactions.

     The Company's access to capital sufficient to fund its development activities is affected by the Company's financial leverage and by the willingness of the capital markets and banks to absorb equity or debt of the Company.

MARKET FOR THE NOTES

     The Notes are new issues of securities, have no established trading market and may not be widely distributed. Dillon, Read & Co. Inc. intends to make a market in each class of Notes; however, it is not obligated to do so and any market making may be discontinued at any time without notice. No application will be made to list either class of Notes on any stock exchange. Accordingly, no assurance can be given as to the liquidity of, trading market for, or secondary market prices for the Notes.

CHANGE OF CONTROL

     Upon a Change of Control (as defined in the Prospectus), the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available or will be permitted by its other indebtedness agreements to repurchase the Notes upon the occurrence of a Change of Control. In addition, a Change of Control may require the Company to offer to repurchase its other outstanding debt securities and may cause a default under the Credit Agreement. See "Description of Debt Securities -- Senior Indenture Covenants -- Change of Control" and "Description of Debt Securities -- Senior Subordinated Indenture Covenants -- Change of Control" in the Prospectus. The inability to repurchase all of the tendered Notes would constitute an Event of Default (as defined in the Prospectus) under each of the Senior Indenture and the Senior Subordinated Indenture.

           CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this disclosure in order to do so.

     Certain statements in this Prospectus Supplement, the Prospectus and the documents incorporated herein and therein by reference that are not historical facts are, or may be considered to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategies that involve risks and uncertainties. Given the risks, uncertainties and contingencies of the Company's business, actual results may differ materially from those expressed or implied by such forward-looking statements. Further, certain forward-looking statements are based on assumptions concerning future events which may not prove to be accurate.

     Forward-looking statements by the Company regarding results of operations and, ultimately, financial condition are subject to numerous risks and assumptions, including the following:

     - General economic and business conditions, the level and direction of interest rates and the level of consumer confidence have a significant impact on the willingness and ability of purchasers to enter into contracts for homes and to consummate purchases of such homes under contract (backlog), as well as on the performance of U.S. Home Mortgage Corporation, the Company's principal subsidiary.

     - The development of many of the Company's communities, particularly its retirement and active adult communities, results from a lengthy, complex series of events involving land purchase, regulatory compliance, capital availability, marketing and sales, any of which can materially affect the financial results for a community.

     - The Company is in a highly competitive and fragmented industry, which places constant pressure on price (including the ability of the Company to respond to increases in prices from its suppliers), quality and marketing and particularly challenges the Company upon any entry into new geographic markets.

     - The Company faces numerous regulatory hurdles in its development efforts, such as laws and regulations regarding zoning, environmental protection, building design and construction, density and rate of development.

     - The Company's access to capital sufficient to fund its development activities is affected by the Company's financial leverage and by the willingness of the capital markets and banks to absorb equity or debt of the Company.

     - The Company may encounter other contingencies, including labor shortages, work stoppages, product liability, litigation, natural risks such as floods or hurricanes and other factors over which the Company has little or no control.

     As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

                                USE OF PROCEEDS

     The net proceeds (after deducting underwriting discounts and commissions and estimated offering expenses) from the sale of the Notes offered hereby will be approximately $220.4 million. The Company intends to apply such net proceeds and additional borrowings under the Credit Agreement to make the Offer to Purchase the 1993 Senior Notes and to redeem the Debentures. There can be no assurance that the Company's Offer to Purchase will result in the tender and retirement of all of the 1993 Senior Notes; however, the Company currently intends to redeem any 1993 Senior Notes that are not so purchased in June 1998, the time at which the 1993 Senior Notes first become redeemable by the Company. The 1993 Senior Notes were previously issued in the original principal amount of $200,000,000 at an interest rate of 9 3/4% and are scheduled to mature in 2003. The Debentures were previously issued in the original principal amount of $80,000,000 at an interest rate of 4 7/8% and are scheduled to mature in 2005. The consummation of the Offer to Purchase and the redemption will result in an extraordinary charge to earnings of approximately $13.3 million, net of income tax benefit. Pending the Offer to Purchase and the redemption, the Company intends to hold the net proceeds from the sale of the Notes in cash and short-term investments.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
                             (DOLLARS IN THOUSANDS)

                                                              HISTORICAL
                                   ----------------------------------------------------------------
                                                                              SIX MONTHS ENDED JUNE
                                          YEAR ENDED DECEMBER 31,                      30,
                                   --------------------------------------     ---------------------
                                     1994          1995           1996          1996         1997
                                   --------     ----------     ----------     --------     --------
STATEMENT OF OPERATIONS DATA:
Housing operating revenues.......  $982,378     $1,092,283     $1,191,206     $556,335     $644,659
Housing gross margin.............   187,426        201,120        219,310      102,422      113,438
Housing operating income.........    62,387         67,529         62,207       33,624       35,766
Financial services operating
  income.........................     1,481          3,333          5,394        2,625        3,850
Income before income taxes.......    52,526         59,072         55,901       30,502       33,613
Net income.......................    32,829         36,920         44,188       19,369       21,176

                                                                         AS OF JUNE 30, 1997
                                                                      -------------------------
                                                                                         AS
                                                                      HISTORICAL     ADJUSTED(1)
                                                                      ----------     ----------
BALANCE SHEET DATA:
Housing Assets:
Cash................................................................  $   17,282     $    1,443
Other assets........................................................     928,601        926,857
                                                                      ----------     ----------
     Total Housing Assets...........................................     945,883        928,300
Financial services assets...........................................      83,188         83,188
                                                                      ----------     ----------
          Total assets..............................................  $1,029,071     $1,011,488
                                                                      ==========     ==========
Housing Debt:
Credit Agreement....................................................  $   40,000     $  100,000
Notes and mortgages payable.........................................      18,851         18,851
7.95% Senior Notes due 2001.........................................      75,000         75,000
9.75% Senior Notes due 2003.........................................     200,000             --
Senior Notes offered hereby.........................................          --        100,000
Senior Subordinated Notes offered hereby............................          --        125,000
4.875% Convertible Subordinated Debentures due 2005.................      80,000             --
                                                                      ----------     ----------
     Total housing debt.............................................     413,851        418,851
Financial services debt.............................................      32,158         32,158
                                                                      ----------     ----------
          Total debt................................................  $  446,009     $  451,009
                                                                      ==========     ==========
Stockholders' equity................................................  $  391,536     $  378,247
                                                                      ==========     ==========
Total housing debt as a percent of total housing debt and
  stockholders' equity..............................................       51.4%          52.5%
Net housing debt as a percent of net housing debt and stockholders'
  equity(2).........................................................       50.3%          52.5%

                                                               HISTORICAL
                                      ------------------------------------------------------------
                                                                             SIX MONTHS ENDED JUNE
                                           YEAR ENDED DECEMBER 31,                    30,
                                      ----------------------------------     ---------------------
                                        1994         1995         1996         1996         1997
                                      --------     --------     --------     --------     --------
Operating Data:
New orders taken -- units(3)........     6,234        6,959        7,406        4,478        4,663
Homes delivered -- units............     6,387        6,779        7,099        3,365        3,799
Homes under contract at period end
  (backlog) -- units(4).............     2,551        2,731        3,038        3,844        3,902
Homes under contract at period end
  (backlog) -- dollars(4)...........  $414,351     $460,337     $530,857     $660,802     $686,231
Average sales price.................  $151,000     $158,600     $166,100     $163,600     $168,100
Single-family homes gross margin
  percentage........................     19.1%        18.6%        18.4%        18.4%        17.7%
Selling, general and administrative
  expenses as a percentage of
  housing revenues..................      9.8%         9.7%         9.5%         9.8%         9.4%

---------------
(1) As adjusted for the sale of the Notes offered hereby, the Offer to Purchase the 1993 Senior Notes and the redemption of the Debentures, assuming the tender and retirement of 100% of the 1993 Senior Notes. See "Use of Proceeds."

(2) Net housing debt is total housing debt less cash.

(3) New orders taken are net of cancellations. The Company recognizes revenue at closing when title is transferred.

(4) Substantially all of the Company's backlog units at June 30, 1997, net of cancellations, are expected to result in revenues in the subsequent twelve month period.

                          DESCRIPTION OF SENIOR NOTES

     The Senior Notes constitute Senior Debt Securities (as defined in the Prospectus). The following description of the particular terms of the Senior Notes supplements the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.

     The Senior Notes will constitute direct, unsecured general obligations of the Company, will be issued under the Senior Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), will be limited to $100,000,000 principal amount, will be issued in book-entry form only and will mature on August 15, 2004.

     The Senior Notes will bear interest from August 28, 1997 or from the most recent date to which interest has been paid or provided for, at the rate of 8.25% per annum, payable semi-annually on February 15 and August 15 commencing on February 15, 1998, to the persons in whose names the Senior Notes are registered at the close of business on the preceding February 1 and August 1, respectively.

     The Company shall not be obligated to make any mandatory sinking fund payment or redemption of the Senior Notes.

     The Senior Notes are not redeemable at the option of the Company.

     Upon issuance, the Senior Notes will be represented by one or more global securities which will be deposited with, or on behalf of, the Depository and will be registered in the name of the Depository or a nominee of the Depository. See "Description of Securities -- Global Securities" in the Prospectus.

                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

     The Senior Subordinated Notes constitute Senior Subordinated Debt Securities (as defined in the Prospectus). The following description of the particular terms of the Senior Subordinated Notes supplements the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.

     The Senior Subordinated Notes will constitute direct, unsecured general obligations of the Company, will be issued under the Senior Subordinated Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), will be limited to $125,000,000 principal amount, will be issued in book-entry form only and will mature on August 15, 2007.

     The Senior Subordinated Notes will bear interest from August 28, 1997 or from the most recent date to which interest has been paid or provided for, at the rate of 8.88% per annum, payable semi-annually on February 15 and August 15 commencing on February 15, 1998, to the persons in whose names the Senior Subordinated Notes are registered at the close of business on the preceding February 1 and August 1, respectively.

     The Company shall not be obligated to make any mandatory sinking fund payment or redemption of the Senior Subordinated Notes.

     On or after August 15, 2002, the Senior Subordinated Notes will be redeemable at any time at the option of the Company, in whole or from time to time in part, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued interest to the redemption date:

IF
REDEEMED
DURING
THE
12-MONTH
PERIOD
BEGINNING REDEMPTION
AUGUST 15   PRICE
----  ----------
2002...   104.44%
2003...   102.96%
2004...   101.48%
2005
 and
 thereafter...   100.00%

     Notice of redemption will be mailed to each holder at least 15 days but not more than 60 days prior to the redemption date. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

     Upon issuance, the Senior Subordinated Notes will be represented by one or more global securities which will be deposited with, or on behalf of, the Depository and will be registered in the name of the Depository or a nominee of the Depository. See "Description of Securities -- Global Securities" in the Prospectus.

                                  UNDERWRITING

     Dillon, Read & Co. Inc. (the "Underwriter") has agreed to purchase from the Company, subject to the terms and conditions specified in the Underwriting Agreement filed as an exhibit to the Company's Current Report on Form 8-K, dated August 25, 1997, incorporated by reference in the Registration Statement, all of the Notes offered hereby. If any Notes are purchased by the Underwriter, all Notes will be so purchased.

     The Underwriter proposes to offer the Notes directly to the public at the price to public set forth on the cover page of this Prospectus Supplement or at such price less a concession not in excess of 1.08% of the principal amount of Notes on sales to certain dealers. The Underwriter may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of Notes on sales to certain other dealers.

     The offering of the Notes is made for delivery when, as and if accepted by the Underwriter and is subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Underwriter reserves the right to reject any order for the purchase of Notes. After the initial offering, the offering price and concession may be changed by the Underwriter.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect thereof.

     The Underwriter has from time to time performed investment banking services for the Company. The Underwriter will act as dealer-manager in connection with the Company's proposed Offer to Purchase the 1993 Senior Notes.

     In connection with the sale of the Notes, the Underwriter or certain of its affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriter may overallot the offering, creating a short position. In addition, the Underwriter may bid for, and purchase, the Notes in the open market to cover short positions and may make such bids and purchases to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. No representation is made that the Underwriter will engage in such activities, or that such activities, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     The legality of the Notes will be passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York and for the Underwriter by Davis Polk & Wardwell, New York, New York.

                                  $325,000,000

                             U.S. HOME CORPORATION

                                DEBT SECURITIES

                            ------------------------

     U.S. Home Corporation ("U.S. Home" or the "Company") may offer from time to time, in one or more series, its debt securities, consisting of bonds, debentures, notes and/or other unsecured evidences of indebtedness. The debt securities may consist of the Company's unsecured senior debt securities (the "Senior Debt Securities"), unsecured senior subordinated debt securities (the "Senior Subordinated Debt Securities") or unsecured subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"). The Debt Securities will have a maximum aggregate principal amount of $325,000,000 and will be offered on terms to be determined at the time of sale.

     The specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in the supplement accompanying this Prospectus (the "Prospectus Supplement") and will include, where applicable, the specific title, the aggregate principal amount, the currency, authorized denominations, the maturity, the rate (or method of calculation) and time of payment of interest, if any, any redemption or sinking fund provisions, any additional covenants or events of default, the initial public offering price and the other material terms of the Debt Securities. The Prospectus Supplement will also disclose whether the Debt Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability.

     Debt Securities may be offered by the Company directly to one or more purchasers, through agents designated from time to time by the Company or to or through underwriters and/or dealers. If any agent of the Company or any underwriter or dealer is involved in the sale of the Debt Securities, the name of such agent, underwriter or dealer and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Debt Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Debt Securities.

     EACH PROSPECTUS SUPPLEMENT WILL DESCRIBE ANY RISKS ASSOCIATED WITH DEBT SECURITIES OFFERED THEREBY OR APPLICABLE TO THE COMPANY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is August 25, 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Debt Securities, reference is made to the Registration Statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The Registration Statement, as well as such reports, proxy and information statements and other information filed by the Company with the Commission, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-5899) pursuant to the Exchange Act are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and

          (iii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date such documents are filed.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of each document incorporated herein by reference. Requests for such copies should be directed to Kelly F. Somoza, Vice President, U.S. Home Corporation, 1800 West Loop South, Houston, Texas 77027, (713) 877-2311.

                                  THE COMPANY

     U.S. Home, organized in 1954 and incorporated in the State of Delaware in 1959, is one of the largest single-family home builders in the United States based on homes delivered. The Company currently builds and sells homes in more than 215 new home communities in 31 market areas in 12 states. Since its formation, the Company has delivered more than 271,000 homes. In 1996, the Company was the fifth largest single-family on-site home builder in the United States based on homes completed and delivered and has been among the ten largest single-family on-site home builders in the United States for more than 20 years. The Company conducts substantially all of its homebuilding business through U.S. Home, the parent company.

     The Company offers a wide variety of moderately-priced homes that are designed to appeal to the affordable, move-up and retirement and active-adult buyers. In each of its markets, the Company's primary strategy is to build quality homes, utilizing its Zero Defect Program, which the Company believes offers prospective home buyers a high level of new home value. The Company believes that many home purchasers compare homes on the basis of location, perceived quality and dollars of purchase price per square foot of living area. As a result, the Company attempts to purchase land and lots in popular growth corridors, maintain high quality standards and design homes to maximize living space.

     In addition to building and selling single-family homes, the Company provides mortgage banking services to its customers. The Company originates, processes and sells mortgages to third-party investors. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

     The principal executive offices of the Company are located at 1800 West Loop South, Houston, Texas 77027 (telephone: (713) 877-2311).

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the periods indicated:

                                      SIX MONTHS
                                         ENDED
                                       JUNE 30,               FISCAL YEAR ENDED DECEMBER 31,
                                     -------------       ----------------------------------------
                                     1997     1996       1996     1995     1994     1993     1992
                                     ----     ----       ----     ----     ----     ----     ----
    Ratio of earnings to fixed
      charges (unaudited)(1).......  2.68     2.53       2.44     2.57     2.51     2.78     3.26

---------------
(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income (loss) before reorganization items plus (a) provision (benefit) for income taxes, and (b) fixed charges (including the proportionate share thereof of unconsolidated affiliates). "Fixed charges" means total interest, whether capitalized or expensed, and the portion of rent expense representative of interest costs (including the proportionate share thereof of unconsolidated affiliates), plus (i) debt-related fees and (ii) amortization of deferred financing costs.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute direct, unsecured obligations of the Company, unless otherwise provided in the applicable Prospectus Supplement. Senior Debt Securities may be issued from time to time in series under an indenture (the "Senior Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). See "-- Concerning the Trustee." The Senior Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Senior Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Senior Subordinated Indenture") between the Company and the Trustee. The Senior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and the Trustee. The Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes referred to individually as the "Indenture" and collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). As used under this caption, unless the context otherwise requires, "Offered Debt Securities" shall mean the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement; "Offered Senior Debt Securities" shall mean the Senior Debt Securities so offered; "Offered Senior Subordinated Debt Securities" shall mean the Senior Subordinated Debt Securities so offered and "Offered Subordinated Debt Securities" shall mean Subordinated Debt Securities so offered.

     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain capitalized terms used in this Prospectus. The following sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Further terms of the Offered Debt Securities will be described in the Prospectus Supplement. Except (i) with respect to the covenants described herein for Senior Debt Securities and Senior Subordinated Debt Securities, (ii) with respect to the provisions relating to subordination and (iii) to the extent set forth in a Prospectus Supplement with respect to a particular series of Debt Securities, the Indentures are substantially identical. See "-- Senior Indenture Covenants," "-- Senior Subordinated Indenture Covenants," "-- Status of Debt Securities" and "Discharge, Defeasance and Covenant Defeasance."

GENERAL

     Each Indenture will provide for the issuance of Debt Securities in one or more series. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company, as set forth in the accompanying Prospectus Supplement. Except as may be set forth in the accompanying Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time. See "-- Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants."

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered, if applicable: (i) the title of the Offered Debt Securities; (ii) whether the Offered Debt Securities are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities; (iii) the aggregate principal amount of the Offered Debt Securities and any limit on such aggregate principal amount; (iv) the person to whom interest on an Offered Debt Security will be payable, if other than the person in whose name the Offered Debt Security is registered on the record date for the payment of such interest; (v) the date or dates, or method by which such date or dates will be determined, on which the principal of the Offered Debt Securities will be payable; (vi) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (vii) the date or dates from which interest, if any, will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable and the record date, if any, for the interest payable on any Offered

Debt Security on any interest payment date, or the method by which such date or dates will be determined, and the basis upon which interest will be calculated if other than on the basis of actual days elapsed over a 365 or 366-day year;
(viii) the place or places, if any, other than or in addition to New York, New York, where the principal of and interest on Offered Debt Securities will be payable, any Offered Debt Securities may be surrendered for registration of transfer, any Offered Debt Securities may be surrendered for exchange and the place or places where notices or demands to or upon the Company in respect of the Offered Debt Securities and the applicable Indenture may be served; (ix) the period or periods within, the price or prices at and the terms and conditions upon, which the Offered Debt Securities may be redeemed or purchased, in whole or in part, at the option of the Company; (x) the obligation, if any, of the Company to redeem or repurchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the prices at which and the terms and conditions upon which Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (xi) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the Offered Debt Securities will be issuable; (xii) the currency, currencies or currency units in which payment of the principal of and interest on any Offered Debt Securities will be payable if other than the currency of the United States and the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of "Outstanding" in the applicable Indenture; (xiii) if the principal of or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and interest on Offered Debt Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xiv) if the amount of principal of or interest on any Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xv) if other than the principal amount of the Offered Debt Securities, the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity thereof; (xvi) if the Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities (as defined) and, in such case, the Depository or Depositories for such Global Security or Global Securities and any circumstances other than those set forth herein in which any such Global Security may be transferred to, and registered and exchanged for Offered Debt Securities registered in the name of, a person other than the Depository for such Global Security or a nominee thereof and in which any such transfer may be registered;
(xvii) if other than the Trustee, the identity of each paying agent and registrar for the Offered Debt Securities; (xviii) any Events of Default (as defined) with respect to the Offered Debt Securities, if not otherwise set forth under the caption "-- Events of Default" or if different from these set forth herein; (xix) any material covenants with respect to the Offered Debt Securities, if not otherwise set forth herein or if different from those set forth herein; (xx) the applicability of the provisions related to discharge, defeasance or covenant defeasance, if other than as described under the caption "-- Discharge, Defeasance and Covenant Defeasance"; and (xxi) any other material terms of the Offered Debt Securities.

     Debt Securities may be issued at a discount from their principal amount. Federal income tax considerations and other special considerations applicable to any such Offered Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, or interest, if any, on, any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

GLOBAL SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, the Offered Debt Securities will be issued as fully-registered securities in the form of one or more global securities (each a "Global Security") registered in the name of a nominee of The Depository Trust Company (the "Depository"). One fully registered Global Security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue of the global securities exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. The identity of the nominee appointed by the Depository, if other than "Cede & Co.," will be set forth in the applicable Prospectus Supplement. The Global Security will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding Debt Securities of the series represented by such Global Security. Except as described herein or in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement, if other than as described herein. The Company expects that the following provisions will apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depository or its nominee will credit the accounts of persons holding through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts will be designated by the underwriter, if any, with respect to Debt Securities placed by the underwriter for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest through such participant will be effected only through, records maintained by such participant. Beneficial owners of the Global Security will not receive written confirmation from the Depository of their purchase of the Global Security, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfer of ownership interest in the Global Security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Security, except in the event that use of the book-entry system for the Global Security is discontinued. The foregoing may impair the ability to transfer beneficial interests in a Global Security.

     To facilitate subsequent transfers, all Global Securities deposited by participants with the Depository are registered in the name of the Depository's nominee. The deposit of the Global Security with the Depository and their registration in the name of the Depository's nominee effect no change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the Global Security; the Depository's records reflect only the identity of the direct participants (which include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations) to whose accounts the Global Security is credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Except as provided in the applicable Prospectus Supplement, payment of principal and interest, if any, on Debt Securities represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered holder of the Debt Securities represented thereby for all purposes under the applicable Indenture. None of the Company, the Trustee, any agent of the Company or the Trustee or the underwriter, if any, will have any responsibility or liability for any aspect of the Depository's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

     The Company has been advised by the Depository that, upon receipt of any payment of principal or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts in bearer form or registered in "street name," and will be the sole responsibility of such participants.

     Except as described in the applicable Prospectus Supplement, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor. If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company or the Depository within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In addition, the Company or the Depository may at any time and in its sole discretion determine not to have the Debt Securities represented by the Global Security and, in such event, the Company will issue Debt Securities in definitive form in exchange for the Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Except as described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. Except as described in the applicable Prospectus Supplement, principal and interest, if any, on the Debt Securities will be payable, and the Debt Securities may be presented for registration of transfer or exchange, at the offices of the Trustee.

     So long as the Depository for a Global Security, or its nominees, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole registered holder of the Debt Securities represented by such Global Security for all purposes of receiving payment on the Debt Securities, receiving notices and for all other purposes under the Indentures and the Debt Securities. Beneficial interests in Debt Securities will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the registered holders thereof for any purposes under the Indentures. Accordingly, any such person owning a beneficial interest in such a Global Security must rely on the procedures of the Depository, and, if any such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the Indentures. The Indentures provide that the Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the Indentures. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

     The above-mentioned information concerning the Depository and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

STATUS OF DEBT SECURITIES

     The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. All series of Senior Debt Securities of the Company issued under the Senior Indenture will rank on parity in right of payment with each other, with indebtedness under the Company's principal credit facility, with the Company's 9 3/4% senior notes due 2003, previously issued in the original principal amount of $200,000,000 under an Indenture, dated as of June 21, 1993, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1993 Senior Notes"), and with the Company's 7.95% senior notes due 2001, previously issued in the original principal amount of $75,000,000 under an Indenture, dated as of February 16, 1996, between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "1996 Senior Notes"). The Senior Debt Securities offered hereby will be senior in right of payment to the Company's
4 7/8% convertible subordinated debentures due 2005, previously issued in the original principal amount of $80,000,000 under an Indenture, dated as of November 3, 1993, between the Company and Marine Midland Bank, N.A., as trustee (the "Debentures").

     The Senior Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Senior Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (and premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Senior Subordinated Indenture) or the appointment of a Custodian (as defined in the Senior Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Senior Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which
(a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause (i) of this paragraph; provided that Senior Indebtedness will not include (A) the Senior Subordinated Debt Securities or the Subordinated Debt Securities, (B) the Debentures, (C) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Senior Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Senior Subordinated Debt Securities), (D) any indebtedness or obligation of the Company to any of its subsidiaries and (E) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

     The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent and in the manner to be set forth in the Subordinated Indenture to the prior payment in full in cash (or cash equivalents) of amounts then due on "Senior Indebtedness" of the Company. Except to the extent set forth in the applicable Prospectus Supplement, the Subordinated Indenture will define "Senior Indebtedness" of the Company as the principal of (premium, if any), and interest on (including, without limitation, interest accruing subsequent to the filing of a petition under applicable Bankruptcy Law (as defined in the Subordinated Indenture) or the appointment of a Custodian (as defined in the Subordinated Indenture)), (i) any and all indebtedness and obligations of the Company (including indebtedness of others guaranteed by the Company), whether or not contingent and whether or not outstanding on the Issue Date (as defined in the Subordinated Indenture) or thereafter created, incurred or assumed (including, without limitation, all charges, fees, expenses and other amounts incurred by or owing to holders of such indebtedness), which (a) is for money borrowed, (b) is evidenced by any bond, note, debenture or similar instrument, (c) represents the unpaid balance on the purchase price of any property, business or asset of any kind, (d) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (e) is a reimbursement obligation of the Company with respect to letters of credit, (f) is an obligation of the Company with respect to an interest swap obligation or foreign exchange agreement or (g) is an obligation of another secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company is subject, whether or not the obligations secured thereby shall have been assumed by the Company or will otherwise be the Company's legal liability and (ii) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to in clause
(i) of this paragraph; provided that Senior Indebtedness will not include (A) the Subordinated Debt Securities, (B) the Debentures, (C) any indebtedness or obligation of the Company (or the instrument creating or evidencing it) which expressly provides that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, or which expressly provides that such indebtedness is subordinate in right of payment to all other indebtedness of the Company (including the Subordinated Debt Securities), (D) any indebtedness or obligation of the Company to any of its subsidiaries and (E) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable.

     The Senior Subordinated Debt Securities will constitute "Senior Indebtedness" with respect to the Subordinated Debt Securities and the Debentures.

     The Senior Subordinated Indenture will provide that the Company will not issue any indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and is senior in right of payment to the Senior Subordinated Debt Securities. The Subordinated Indenture will not contain a similar provision.

     By reason of such subordination, in the event of dissolution, winding-up, liquidation, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets of the Company: (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on Senior Subordinated Debt Securities and the Subordinated Debt Securities and the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, except that holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be; (ii) in addition, holders of Senior Subordinated Debt Securities will be entitled to be paid in full before payments may be made on Subordinated Debt Securities and holders of Subordinated Debt Securities will be required to pay over their share of such distributions to the holders of Senior Subordinated Debt Securities until such Senior Subordinated Debt Securities are paid in full, except that holders of Subordinated Debt Securities may receive securities that are subordinated at least to the same extent as such Subordinated Debt Securities; and (iii) creditors of the Company who are not holders of Senior Subordinated Debt Securities or Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Accordingly, such subordination may result in a reduction or elimination of payments to the holders of all Senior Subordinated Debt Securities and Subordinated Debt Securities.

     Except as may otherwise be described in the applicable Prospectus Supplement, no payment of principal or interest on any of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities may be made by the Company, nor may the Company acquire any Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities for cash or property (other than securities that are subordinated at least to the same extent as such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be), in each case except as set forth in the Indenture for such Offered Debt Securities, if (i) a default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness occurs and continues beyond the applicable period of grace, if any, specified in the applicable instrument, lease, contract, agreement or other document evidencing such Designated Senior Indebtedness, or
(ii) a default, other than a payment default, with respect to any Designated Senior Indebtedness occurs and is continuing that permits the holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a person permitted to give such notice under the Indenture requesting that payment of principal or interest with respect to the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities be prohibited; provided that the foregoing will not prohibit payments made in accordance with the defeasance or satisfaction and discharge provisions of the applicable Indenture from monies deposited with the Trustee in accordance with such provisions prior to any such default, judicial proceeding or notice. However, except as may otherwise be described in the applicable Prospectus Supplement, the Company may resume payments in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities and may acquire such Senior Subordinated Debt Securities or Subordinated Debt Securities upon the earlier of
(a) the date upon which the default or event of default with respect to such Designated Senior Indebtedness is cured or waived or ceases to exist or (b) in the case of an event of default referred to in (ii) above, the expiration of 179 days after notice is received (a "Payment Blockage Period"); provided that the terms of the Indenture otherwise permit the payment or acquisition of such Offered Debt Securities at the time in question. Only one Payment Blockage Period may be commenced within any consecutive 365-day period in respect of the Offered Debt Securities that are Senior Subordinated Debt Securities or Subordinated Debt Securities, and in no event will a Payment Blockage Period extend beyond 179 days from the date payment on such Offered Debt Securities is due. For the purpose of the provisions described in this paragraph, no default which, to the knowledge of certain specified authorized persons, existed or was continuing on the date of the commencement of any Payment Blockage Period by such person, shall be made the basis for the commencement of a subsequent Payment Blockage Period by such person, whether or not within any consecutive 365-day period, unless such default is cured or waived or ceases to exist, or the benefits of the provisions of the applicable Indenture described in this paragraph are waived in writing by such authorized persons for a period of not less than 90 consecutive days. Except to the extent set forth in the applicable Prospectus Supplement, the Senior Subordinated Indenture and the Subordinated Indenture will define "Designated Senior Indebtedness" of the Company as (i) Senior Indebtedness of the Company permitted to be incurred under the applicable Indenture under any institutional credit agreement (including, the Company's existing principal credit facility) and (ii) any other Senior Indebtedness permitted to be incurred under the applicable Indenture the principal amount of which is $25,000,000 or more.

     Except as may otherwise be described in the applicable Prospectus Supplement, the subordination provision described herein will not prevent the occurrence of any Event of Default under the Senior Subordinated Indenture or the Subordinated Indenture.

     The indentures for the 1993 Senior Notes and the 1996 Senior Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities. For example, the indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt

(e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, other than by using the proceeds of new subordinated debt or equity securities.

     In addition, the claims of third parties to the assets of the Company's subsidiaries incurring obligations to such third parties will be superior to those of the Company as a stockholder, and therefore the Offered Debt Securities may be deemed to be effectively subordinated to the claims of such third parties.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO BOTH SENIOR AND SENIOR SUBORDINATED DEBT SECURITIES

     Affirmative Covenants. In addition to such other covenants, if any, as may be described in the applicable Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures for the Offered Debt Securities will require the Company, subject to certain limitations described therein, to, among other things, do the following:
(i) pay the principal of, and interest on, the Offered Debt Securities when the same shall be due and payable; (ii) maintain an office or agency where Offered Debt Securities may be surrendered for payment or registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Offered Debt Securities and the Indentures may be served; (iii) deliver to the Trustee copies of all reports filed with the Commission; (iv) deliver to the Trustee annual officers' certificates with respect to the Company's compliance with its obligations under each Indenture; (v) maintain its corporate existence subject to the provisions described below under the captions "-- Senior Indenture Covenants -- Limitations on Mergers and Consolidations" and "-- Senior Subordinated Indenture Covenants -- Limitations on Mergers and Consolidations;"
(vi) pay its taxes when due except where such taxes are being contested in good faith; and (vii) maintain insurance in at least such amounts and against such risks as are usually and prudently insured against in the same general area by companies engaged in the same or a similar business. Except as may be set forth in the accompanying Prospectus Supplement and as described herein relating to the Senior Indenture and the Senior Subordinated Indenture, the Indentures will not restrict the business or operations of the Company or its subsidiaries, limit their indebtedness or prohibit any liens, charges or other encumbrances on any properties or other assets they may have from time to time. See "-- Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants."

SENIOR INDENTURE COVENANTS

     In addition to the other covenants set forth in the Prospectus and except as otherwise provided in a Prospectus Supplement relating to the Offered Senior Debt Securities, the Senior Indenture will include the following covenants:

     Reports to Holders of Senior Debt Securities. The Senior Indenture will provide that as long as more than 10 percent of the original principal amount of the Offered Senior Debt Securities is outstanding, the Company will (i) remain subject to the requirements of Section 13 or 15(d) of the Exchange Act whether or not it is required to do so by the provisions thereof and will file with the Commission all periodic reports as may be required thereunder and (ii) file with the Commission, and with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the periodic reports which the Company may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also make such reports available to the Holders, prospective purchasers of the Offered Senior Debt Securities, securities analysts and broker-dealers upon their written request.

     The Senior Indenture will also provide that in the event that (i) 10 percent or less of the original principal amount of the Offered Senior Debt Securities are outstanding and (ii) the Company is not required to file with the Commission such reports and other information referred to in the preceding paragraph, the Company will furnish to the Trustee (A) within 120 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of the Annual Report on Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in the

Quarterly Report on Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, and (C) promptly from the time after the occurrence of an event which would be required to be reported in the Current Report on Form 8-K if the Company was required to file such Report, such other reports containing information required to be contained in the Current Report on Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

     The Senior Indenture will also provide that the Company will also comply with the other provisions of Section 314(a) of the TIA.

     Limitations on Restricted Payments. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the Issue Date if at the time of such Restricted Payment:

          (i) the amount of such Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined by the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of: (1) $100,000,000, plus (2) 50 percent of the Company's Consolidated Net Income accrued during the period (taken as a single period) since January 1, 1997 (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), plus (3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the Issue Date but only to the extent not applied under clause (d) of the definition of "Restricted Payment" set forth herein, plus (4) 100 percent of the principal amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus (5) 100 percent of the aggregate amounts received by the Company or any Restricted Subsidiary upon the sale, disposition or liquidation (including by way of dividends) of any Investment but only to the extent (x) not included in Consolidated Net Income in clause (i)(2) above and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the provisions of the Senior Indenture described in this paragraph, plus (6) 100 percent of the principal amount of, or if issued at a discount the accreted value of, any Indebtedness or other obligation that is the subject of a guaranty by the Company which is released after the Issue Date, but only to the extent that the granting of such guaranty constituted a "Restricted Payment" under the definition thereof set forth in the Senior Indenture and described herein; or

          (ii) the Company would be unable to incur an additional $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio set forth under the caption "-- Limitations on Additional Indebtedness"; or

          (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

     Notwithstanding the foregoing, the provisions of the Senior Indenture described above will not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Senior Indenture on the date of declaration or (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness for, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock).

     Limitations on Additional Indebtedness. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any additional Indebtedness (other than Indebtedness between the Company and its Restricted Subsidiaries which are Wholly Owned Subsidiaries or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries), including Acquisition Debt, unless, after giving effect thereto or the application of the proceeds therefrom, the (a) Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0; and (b) ratio of the Company's Indebtedness (excluding, for purposes of this calculation, Non-Recourse Indebtedness) to Consolidated Tangible Net Worth on the date thereof is not greater than 2.25 to 1.0.

     Notwithstanding the foregoing, the provisions of the Senior Indenture will not prevent: (i) in addition to the Indebtedness permitted to be Incurred under clauses (ii), (iii) and (iv) of this sentence and Indebtedness permitted to be Incurred under the provisions of the Senior Indenture described in the preceding paragraph, the Company and/or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness, (B) Non-Recourse Indebtedness, and (C) Indebtedness Incurred for working capital purposes or to finance the acquisition, holding or development of property by the Company and its Restricted Subsidiaries (including, without limitation, the financing of any related interest reserve) in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $130,000,000 (excluding any Indebtedness referred to in clauses (i)(A) and (i)(B), (ii), (iii) and (iv) of this paragraph) less the amount of any Indebtedness repaid pursuant to the provisions of the Senior Indenture described in clause (ii)(A) of the first paragraph under the caption "-- Disposition of Proceeds of Asset Sales," (ii) Unrestricted Subsidiaries from Incurring Indebtedness, (iii) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company or any Restricted Subsidiary consistent with past practice and (iv) Restricted Subsidiaries from guaranteeing Indebtedness of the Company or another Restricted Subsidiary; provided that the tangible net assets of all Restricted Subsidiaries guaranteeing Indebtedness of the Company or other Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date of Incurring any such guaranty, as determined in accordance with GAAP, shall not exceed 10% of the Company's Consolidated Tangible Net Assets.

     Change of Control. The Senior Indenture will provide that, following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase (a "Change of Control Offer") from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), the Outstanding Offered Senior Debt Securities at an offer price (the "Change of Control Price") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in the "Change of Control" covenant of the Senior Indenture.

     In addition, the Senior Indenture will provide that, within 30 days after the date of any Change of Control, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of such Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable such Holders to tender their Offered Senior Debt Securities to the Company.

     The Senior Indenture will also provide that:

          (a) In the event of a Change of Control Offer, the Company will only be required to accept Offered Senior Debt Securities in denominations of $1,000 or integral multiples thereof.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Change of Control Offer. Notwithstanding the foregoing, if a Change of Control Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption "-- Change of Control."

          (c) Not later than one Business Day prior to the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all

     Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly authenticate and mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Change of Control Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Change of Control Offer will be returned to the Company.

          (d) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

     There can be no assurance that sufficient funds will be available at the time of a Change of Control to make any required repurchases. The Company's failure to make any required repurchases in the event of a Change of Control Offer will create an Event of Default under the Senior Indenture.

     No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Debt Securities can determine whether a Change of Control has occurred and exercise any remedies such Holder may have upon a Change of Control.

     Limitations on Transactions with Affiliates. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Restricted Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10 percent or more of the Common Equity of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate.

     The Senior Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $10,000,000, unless in each case such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

     The Senior Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $20,000,000 unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

     The Senior Indenture will also provide that, notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees or directors of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers or employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under the provisions of the Senior Indenture described under the caption "-- Limitations on Restricted Payments,"
(iv) any transaction between the Company or a Restricted Subsidiary and another Restricted Subsidiary, (v) any contract, agreement or understanding as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including any amendment thereto) or (vi) loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000.

     Limitations on Restrictions on Distributions from Restricted
Subsidiaries. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in Existing Indebtedness as in effect on the Issue Date, (c) any restrictions or encumbrances arising in connection with the Existing Credit Facility; provided that any such restrictions and encumbrances relating to any extension or renewal of the Existing Credit Facility are not more restrictive than those in the Existing Credit Facility being extended or renewed, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Senior Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, (f) reasonable and customary borrowing base covenants set forth in credit agreements evidencing Indebtedness otherwise permitted by the Senior Indenture which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets and (g) any restrictions under any instrument creating or evidencing any Acquisition Debt that was permitted to be Incurred pursuant to the Senior Indenture and the Offered Senior Debt Securities and which (1) only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or any of its Restricted Subsidiaries and (2) were not created in connection with, or in contemplation of, such acquisition, and any restrictions replacing those permitted by this clause (g) which are not more restrictive than, and do not extend to any Persons or assets other than the Persons or assets subject to, the restrictions and encumbrances so replaced.

     Maintenance of Consolidated Tangible Net Worth. The Senior Indenture will provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of each such period the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "Net Worth Offer"), and will purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "Net Worth Offer Date"), ten percent of the original Outstanding principal amount of the Offered Senior Debt Securities (the "Net Worth Amount") at an offer price (the "Net Worth Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date, in accordance with the procedures set forth in the "Maintenance of Consolidated Tangible Net Worth" covenant of the Senior Indenture. To the extent that the aggregate amount of Offered Senior Debt Securities tendered pursuant to a Net Worth Offer is less than the

Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Offered Senior Debt Securities tendered, or a portion thereof, for general corporate purposes.

     The Senior Indenture will also provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of such period, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice prepared by the Company advising such Holders of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Offered Senior Debt Securities to the Company.

     The Senior Indenture will also provide that:

          (a) In the event that the aggregate principal amount of Offered Senior Debt Securities surrendered by Holders exceeds the Net Worth Amount, the Company will select the Offered Senior Debt Securities to be purchased on a pro rata basis from all Offered Senior Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Offered Senior Debt Securities are purchased only in part will be issued new Offered Senior Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Debt Securities surrendered.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Net Worth Offer. Notwithstanding the foregoing, if a Net Worth Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption
     "-- Maintenance of Consolidated Tangible Net Worth."

          (c) Not later than one Business Day prior to the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Net Worth Offer (on a pro rata basis if required pursuant to the provisions of the Senior Indenture described in paragraph (a) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent with an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly after acceptance mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Net Worth Offer Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer on the Net Worth Offer Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Net Worth Offer will be returned to the Company.

          (d) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

     There can be no assurance that sufficient funds will be available at the time of a Net Worth Offer to make any required repurchases. The Company's failure to make any required repurchases in the event of a Net Worth Offer will create an Event of Default under the Senior Indenture.

     Limitations on Mergers and Consolidations. The Senior Indenture will provide that the Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations thereunder or under the Offered Senior Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Offered Senior Debt Securities and the Senior Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default under the Senior Indenture has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) the Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to Incur at least $1 of additional Indebtedness under such Consolidated Fixed Charge Coverage Ratio test. However, any such consolidation, merger, sale, lease, conveyance or disposition may result in a Change of Control, thereby requiring the Company to make a Change of Control Offer. See "-- Change of Control."

     No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Debt Securities can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such Holder may have upon the occurrence of any such transaction.

     Disposition of Proceeds of Asset Sales. The Senior Indenture will provide, subject to the provisions of the Senior Indenture described under the caption "-- Limitations on Mergers and Consolidations", that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value for the shares or assets sold or otherwise disposed of (which will be determined in good faith by the Board of Directors of the Company); provided that the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or cash equivalents will not, when aggregated with the Fair Market Value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Issue Date that has not been converted into cash or cash equivalents, exceed five percent of the Consolidated Tangible Net Assets of the Company at the time of the Asset Sale under consideration, and (ii) the Company will apply the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales occurring subsequent to the Issue Date as follows: (A) to repay any outstanding Indebtedness of the Company that is not subordinated to the Offered Senior Debt Securities, or other Indebtedness of the Company, or to the payment of any Indebtedness of any Restricted Subsidiary, in each case, within one year after such Asset Sale or (B) to replace the properties and assets that were the subject of the Asset Sale or properties and assets that (as determined by the Board of Directors of the Company, whose determination will be conclusive) will be used in the businesses existing on the Issue Date of the Company and its Restricted Subsidiaries or in businesses reasonably related thereto within one year after such Asset Sale. The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding sentence constitutes "Excess Proceeds."

     The Senior Indenture also will provide that, notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds required by the provisions of the Senior Indenture described in the preceding paragraph until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied in accordance with the provisions of the Senior Indenture described in the preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of an extraordinary dividend or return of capital on such noncash property.

     The Senior Indenture will also provide that, when the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (an "Excess Proceeds Offer"), and will purchase from Holders accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the "Asset Sale Offer Date"), the maximum principal amount (expressed as a multiple of $1,000) of Offered Senior Debt Securities that may be purchased out of the Excess Proceeds, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in the "Disposition of Proceeds of Asset Sales" covenant in the Senior Indenture. To the extent that the aggregate amount of Offered Senior Debt Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use the Excess Proceeds which exceed the aggregate amount of Offered Senior Debt Securities tendered pursuant to such Excess Proceeds Offer for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

     In addition, the Senior Indenture will provide that, within 30 days after the date on which the amount of Excess Proceeds equals $5,000,000 or more, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date such Excess Proceeds equals $5,000,000, at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof.

     The Senior Indenture will also provide that:

          (a) In the event the aggregate principal amount of Offered Senior Debt Securities surrendered by Holders exceeds the amount of Excess Proceeds, the Company will select the Offered Senior Debt Securities to be purchased on a pro rata basis from all Offered Senior Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Excess Proceeds remaining are less than $1,000, the Company may use such Excess Proceeds for general corporate purposes. Holders whose Offered Senior Debt Securities are purchased only in part will be issued new Offered Senior Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Debt Securities surrendered.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make an Excess Proceeds Offer. Notwithstanding the foregoing, if an Excess Proceeds Offer is made, the Company will pay for Offered Senior Debt Securities tendered for purchase in accordance with the provisions of the Senior Indenture described under the caption "-- Disposition of Proceeds of Asset Sales."

          (c) Not later than one Business Day prior to the Asset Sale Offer Date in connection with which the Excess Proceeds Offer is being made, the Company will (i) accept for payment Offered Senior Debt Securities or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required pursuant to the provisions of the Senior Indenture described in paragraph (a) above),

     (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Offered Senior Debt Securities so accepted payment in an amount equal to the Asset Sale Offer Price of the Offered Senior Debt Securities purchased from each such Holder, and the Company will execute and upon receipt of an Officers' Certificate of the Company the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Debt Security surrendered. Any Offered Senior Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Asset Sale Offer Date. For purposes of the provisions of the Senior Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

          (d) Any Excess Proceeds Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

          (e) Whenever Excess Proceeds are received by the Company, and prior to the allocation of such Excess Proceeds pursuant to the provisions of the Senior Indenture described under the caption "-- Disposition of Proceeds of Asset Sales," such Excess Proceeds will be set aside by the Company in a separate account to be held in trust for the benefit of the Holders; provided, however, that in the event the Company will be unable to set aside such Excess Proceeds in a separate account because of provisions of applicable law or any agreement, indenture, document or instrument relating to Existing Indebtedness or Refinancing Indebtedness with respect thereto, the Company will not be required to set aside such Excess Proceeds.

     There can be no assurance that sufficient funds will be available at the time of an Excess Proceeds Offer to make any required repurchases. The Company's failure to make any required repurchases in the event of an Excess Proceeds Offer will create an Event of Default under the Senior Indenture.

     Restrictions on Restricted Subsidiary Indebtedness. The Senior Indenture will provide that the Company will not permit any Restricted Subsidiaries to, directly or indirectly, Incur any additional Indebtedness after the Issue Date other than: (i) Refinancing Indebtedness, (ii) Non-Recourse Indebtedness, (iii) Indebtedness to the Company, (iv) any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Restricted Subsidiary and (v) any guaranty of Indebtedness of the Company or another Restricted Subsidiary; provided that the tangible net assets of all Restricted Subsidiaries guaranteeing Indebtedness of the Company or other Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date of Incurring any such guaranty, as determined in accordance with GAAP, shall not exceed 10 percent of the Company's Consolidated Tangible Net Assets.

     Limitations and Restrictions on Issuance of Capital Stock of Restricted Subsidiaries. The Senior Indenture will provide that the Company will not permit any Restricted Subsidiaries to issue, or permit to be outstanding at any time, Preferred Stock or any other Capital Stock constituting Disqualified Stock.

     Limitations on Liens. The Senior Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom unless contemporaneously therewith or prior thereto all payments due under the Senior Indenture and the Offered Senior Debt Securities are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

     For purposes solely of this "Senior Indenture Covenants" section of this Prospectus, the terms set forth below shall have the following meanings:

     "Acquisition Debt" means Indebtedness of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business of the Company and its Subsidiaries), including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

     "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of the Senior Indenture, each executive officer and director of the Company and each Restricted Subsidiary will be an Affiliate of the Company. In addition, for purposes of the Senior Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

     "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the Issue Date of the Offered Senior Debt Securities or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5,000,000 or more as to such transaction or series of related transactions; provided, however, (i) sales of homes and sales of mortgages on homes in the ordinary course of business consistent with past practices will not constitute Asset Sales, (ii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets in the ordinary course of business consistent with past practices will not constitute Asset Sales, (iii) sales, leases, sale-leasebacks or other dispositions of amenities and other improvements at the Company's or its Subsidiaries' communities in the ordinary course of business consistent with past practices will not constitute Asset Sales, and (iv) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company will not constitute Asset Sales.

     "Board of Directors" means the board of directors of a Person or any authorized committee of the board of directors of such Person.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Capitalized Lease Obligations" of any Person means any obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control, (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions, (iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii) or (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under
Section 12(b) or 12(g) of the Exchange Act.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person, or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Cash Flow Available for Fixed Charges" of the Company means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus (iii) Consolidated Interest Expense, plus
(iv) all depreciation, and without duplication, amortization (including, without limitation, previously capitalized interest amortized to cost of sales), plus
(v) all other noncash items reducing Consolidated Net Income for such period, minus (vi) all other noncash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four fiscal quarters for which financial results have been reported immediately preceding the determination date.

     "Consolidated Income Tax Expense" of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Incurred" of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of dividends or similar distributions during such period, (ii) except to the extent includable in the Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and (v) the gains (but not losses) resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company, (b) Asset Sales and (c) other extraordinary items. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by the Company. Consolidated Net Income will exclude any noncash losses, whether or not extraordinary, incurred in connection with the issuance of Capital Stock (other than Disqualified Stock) in exchange for Indebtedness of the Company or its Wholly Owned Restricted Subsidiaries.

     "Consolidated Tangible Net Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less:
(i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

     "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Defeasance" has the meaning set forth in Section 11.02 of the Senior Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Maturity date of the Offered Senior Debt Securities; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final Maturity of the Offered Senior Debt Securities will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the Senior Indenture described under the caption "Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Offered Senior Debt Securities pursuant to the "Change of Control" covenant set forth in the Senior Indenture.

     "Disqualified Stock Dividend" of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

     "Event of Default" has the meaning set forth under the caption "-- Events of Default."

     "Existing Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 28, 1997, between the Company and the lenders named therein and The First National Bank of Chicago, as Agent (together with the documents related thereto (including, without limitation, any guaranty agreements)), as such Facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations thereunder are guaranteed by the Company) all or any portion of, the Indebtedness under such Facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such Facility or any successor facilities.

     "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     "Holder" means a Person in whose name an Offered Senior Debt Security is registered.

     "Incur" means to, directly or indirectly, create, incur, assume, guaranty, extend the maturity of, or otherwise become liable with respect to any Indebtedness.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Senior Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Senior Indenture and other than the purchase of mortgage commitments in the ordinary course of business), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement (except trade payables and accrued expenses incurred in the ordinary course of business), (vi) all Capitalized Lease Obligations of such Person,
(vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (viii) all indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guaranty or liability, and (ix) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of indebtedness of any Person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above and (c) in the case of clause
(vii) (if the indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the indebtedness of others on the date that the Lien attaches and (B) amount of the indebtedness secured.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent with respect to the Company, all of its Subsidiaries, and each Affiliate of the Company and/or its Subsidiaries that is involved in the Affiliate Transaction with respect to which such firm has been engaged.

     "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Issue Date or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

     "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest included as a component of cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

     "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

     "Investments" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person determined in accordance with GAAP.

     "Issue Date" means the date of original issuance of the Offered Senior Debt Securities.

     "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Maturity", when used with respect to an Offered Senior Debt Security, means the date on which the principal of such Offered Senior Debt Security or an installment of principal becomes due and payable as therein provided or provided in the Senior Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Net Proceeds" means cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of (i)(a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through
(e) of clause (i) hereof.

     "Non-Recourse Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of the Company or such Restricted Subsidiary may be realized upon in collection of principal or interest on such Indebtedness.

     "Officer" means the Chairman of the Board, the President, the Senior Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of a Person.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Person's Chief Executive Officer (or Co-Chief Executive Officer), Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer.

     "Outstanding", when used with respect to Offered Senior Debt Securities, means, as of the date of determination, all Offered Senior Debt Securities theretofore authenticated and delivered under the Senior Indenture, except:

          (i) Offered Senior Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Offered Senior Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Offered Senior Debt Securities; provided that, if such Offered Senior Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Offered Senior Debt Securities as to which the Defeasance has been effected pursuant to the defeasance provisions, if any, of the Senior Indenture; and

          (iv) Offered Senior Debt Securities which have been paid pursuant to the "Mutilated, Destroyed, Lost and Stolen Securities" section of the Senior Indenture or in exchange for or in lieu of which other Offered Senior Debt Securities have been authenticated and delivered pursuant to the Senior Indenture, other than any such Offered Senior Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Offered Senior Debt Securities are held by a bona fide purchaser in whose hands such Offered Senior Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Offered Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Senior Indenture, (a) the principal amount of an Offered Senior Debt Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 of the Senior Indenture on the Issue Date, of the principal amount of such Offered Senior Debt Security, and (b) Offered Senior Debt Securities owned by the Company or any other obligor of the Offered Senior Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Offered Senior Debt Securities which the Trustee knows to be so owned shall be so disregarded. Offered Senior Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Offered Senior Debt Securities and that the pledgee is not the Company or any other obligor upon the Offered Senior Debt Securities or any Subsidiary of the Company or of such other obligor.

     "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of or any interest on any Offered Senior Debt Security.

     "Permitted Investment" of any Person means any Investment of such Person in
(i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better (or a similar rating by any successor thereof), (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Senior Indenture.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries, (v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings, (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business, (viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (x) Liens securing Refinancing Indebtedness; provided that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets, (xi) Liens securing Indebtedness of the Company and its Restricted Subsidiaries; provided that the aggregate amount of Indebtedness secured by Liens (other than Non-Recourse Indebtedness secured by Liens) will not exceed 40 percent of Consolidated Tangible Net Assets, (xii) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with the provisions of the Senior Indenture, (xiii) Liens existing on the Issue Date, including, without limitation, Liens securing Existing Indebtedness, (xiv) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Senior Indenture, (xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof, (xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xvii) Liens securing Indebtedness of an Unrestricted Subsidiary, (xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders and (xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business of the Company, by the Company or any Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Place of Payment", when used with respect to the Offered Senior Debt Securities, means the place or places where the principal of and interest on the Offered Senior Debt Securities are payable.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be Incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Senior Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Offered Senior Debt Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Offered Senior Debt Securities, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity date of the Offered Senior Debt Securities has a Weighted Average Life to

Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity date of the Offered Senior Debt Securities, (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended, (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary, and (vi) such Refinancing Indebtedness is Incurred within 180 days before or after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended; provided that Refinancing Indebtedness shall include the amount of any Indebtedness under the Existing Credit Facility which is Incurred within 180 days before or after the repayment of an equal amount of Indebtedness under the Existing Credit Facility which was Incurred pursuant to the provisions of the Senior Indenture described in the first paragraph under the caption "-- Limitations on Additional Indebtedness."

     "Registrar" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Indenture.

     "Restricted Investment" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director of any Affiliate of such Person, or (iii) other Person other than a Restricted Subsidiary which is a Wholly Owned Subsidiary of the referent Person; provided, however, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment provided such loan or advance is made in the ordinary course of business consistent with past practices, and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000), such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof.

     "Restricted Payment" with respect to any Person means (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definitions of Restricted Payment in clause (i) above), either directly or indirectly, (iii) any Restricted Investment, and (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated in right of payment to the Offered Senior Debt Securities (provided, however, that the payment, redemption, repurchase, defeasance or other acquisition or retirement of any such subordinated Indebtedness by the Company or any Restricted Subsidiary on its scheduled final Maturity date or on any other scheduled date for the payment of any installment of principal thereof (whether pursuant to a sinking fund, mandatory redemption or otherwise) shall not be a Restricted Payment); provided, further, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment or other obligation described in clause (i), (ii) or (iii) above made to, or on behalf of or for the benefit of, the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any proportionate payment in respect of minority interests in Restricted Subsidiaries of the Company to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income, or (c) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated to the Offered Senior Debt Securities if the consideration therefor consists solely of, or is the proceeds from, Indebtedness subordinated to the Offered Senior Debt Securities to the same extent as the Indebtedness being paid, redeemed, repurchased, defeased or otherwise acquired or retired, or (d) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock

(other than Disqualified Stock) of such Person, or the proceeds from such sale of such Capital Stock, or (e) any loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000, or (f) any principal payment, redemption, repurchase, defeasance, or other acquisition or retirement of the Debentures.

     "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

     "Security Register" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Indenture.

     "Stated Maturity", when used with respect to any Offered Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Offered Senior Debt Security as the fixed date on which the principal of such Offered Senior Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Common Equity.

     "Trustee" means the Person named as Trustee in the first paragraph of the Senior Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee thereunder.

     "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a Board Resolution. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the provisions of the Senior Indenture described under the caption "-- Limitations on Additional Indebtedness" as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the provisions of the Senior Indenture described under the caption
"-- Limitations on Restricted Payments" and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under such provisions, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness or portion thereof.

     "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned

Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

SENIOR SUBORDINATED INDENTURE COVENANTS

     In addition to the other covenants set forth in the Prospectus and except as otherwise provided in a Prospectus Supplement relating to the Offered Senior Subordinated Debt Securities, the Senior Subordinated Indenture will include the following covenants:

     Reports to Holders of Senior Subordinated Debt Securities. The Senior Subordinated Indenture will provide that as long as more than 10 percent of the original amount of the Offered Senior Subordinated Debt Securities is outstanding, the Company will (i) remain subject to the requirements of Section 13 or 15(d) of the Exchange Act whether or not it is required to do so by the provisions thereof and will file with the Commission all periodic reports as may be required thereunder and (ii) file with the Commission, and with the Trustee within 15 days after the Company is required to file the same with the Commission, copies of the periodic reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company will also make such reports available to the Holders, prospective purchasers of the Offered Senior Subordinated Debt Securities, securities analysts and broker-dealers upon their written request.

     The Senior Subordinated Indenture will also provide that in the event that
(i) 10 percent or less of the original principal amount of the Offered Senior Subordinated Debt Securities are outstanding and (ii) the Company is not required to file with the Commission such reports and other information referred to in the preceding paragraph, the Company will furnish to the Trustee (A) within 120 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of the Annual Report on Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in the Quarterly Report on Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, and (C) promptly from the time after the occurrence of an event which would be required to be reported in the Current Report on Form 8-K if the Company was required to file such Report, such other reports containing information required to be contained in the Current Report on Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

     The Senior Subordinated Indenture will also provide that the Company will also comply with the other provisions of Section 314(a) of the TIA.

     Limitations on Restricted Payments. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the Issue Date if at the time of such Restricted Payment:

          (i) the amount of such Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined by the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of: (1) $100,000,000, plus (2) 50 percent of the Company's Consolidated Net Income accrued during the period (taken as a single period) since January 1, 1997 (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), plus (3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the Issue Date but only to the extent not applied under clause (c) of the definition of "Restricted Payment" set forth herein, plus (4) 100 percent of the principal amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus (5) 100 percent of the aggregate amounts received by the Company or any Restricted Subsidiary upon the sale, disposition or liquidation (including by way of dividends) of any Investment but only to the extent (x) not included in Consolidated Net Income in clause (i)(2) above and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the provisions of the Senior Subordinated Indenture described in this paragraph, plus (6) 100 percent of the principal amount of, or if issued at a discount the accreted value of, any Indebtedness or other obligation that is the subject of a guaranty by the Company which is released after the Issue Date, but only to the extent that the granting of such guaranty constituted a "Restricted Payment" under the definition thereof set forth in the Senior Subordinated Indenture and described herein; or

          (ii) the Company would be unable to incur an additional $1.00 of Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth under the caption "-- Limitations on Additional Indebtedness"; or

          (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

     Notwithstanding the foregoing, the provisions of the Senior Subordinated Indenture described above will not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Senior Subordinated Indenture on the date of declaration or (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness for, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock).

     Limitations on Additional Indebtedness. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any additional Indebtedness (other than Indebtedness between the Company and its Restricted Subsidiaries which are Wholly Owned Subsidiaries or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries), including Acquisition Debt, unless, after giving effect thereto or the application of the proceeds therefrom, the ratio of the Company's Indebtedness (excluding, for purposes of this calculation, Non-Recourse Indebtedness) to Consolidated Tangible Net Worth on the date thereof is not greater than 3.0 to 1.0.

     Notwithstanding the foregoing, the provisions of the Senior Subordinated Indenture will not prevent: (i) in addition to the Indebtedness permitted to be Incurred under clauses (ii), (iii) and (iv) of this sentence and Indebtedness permitted to be Incurred under the provisions of the Senior Subordinated Indenture described in the preceding paragraph, the Company and/or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness, (B) Non-Recourse Indebtedness, and (C) Indebtedness Incurred for working capital purposes or to finance the acquisition, holding or development of property by the Company and its Restricted Subsidiaries (including, without limitation, the financing of any related interest reserve) in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $50,000,000 (excluding any Indebtedness referred to in clauses (i)(A), (i)(B), (ii), (iii) and (iv) of this paragraph), (ii) Unrestricted Subsidiaries from Incurring Indebtedness, (iii) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company or any Restricted Subsidiary consistent with past practice and (iv) Restricted Subsidiaries from guaranteeing Indebtedness of the Company or another Restricted Subsidiary.

     Change of Control. The Senior Subordinated Indenture will provide that, following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase (a "Change of Control Offer") from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), the Outstanding Offered Senior Subordinated Debt Securities at an offer price (the "Change of Control Price") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in the "Change of Control" covenant of the Senior Subordinated Indenture.

     In addition, the Senior Subordinated Indenture will provide that, within 30 days after the date of any Change of Control, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of such Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable such Holders to tender their Offered Senior Subordinated Debt Securities to the Company.

     The Senior Subordinated Indenture will also provide that:

          (a) In the event of a Change of Control Offer, the Company will only be required to accept Offered Senior Subordinated Debt Securities in denominations of $1,000 or integral multiples thereof.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Change of Control Offer. Notwithstanding the foregoing, if a Change of Control Offer is made, the Company will pay for Offered Senior Subordinated Debt Securities tendered for purchase in accordance with the provisions of the Senior Subordinated Indenture described under the caption "-- Change of Control."

          (c) Not later than one Business Day prior to the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Offered Senior Subordinated Debt Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Subordinated Debt Securities or portions thereof so accepted and
     (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Subordinated Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly authenticate and mail or deliver to Holders of Offered Senior Subordinated Debt Securities so accepted payment in an amount equal to the Change of Control Price of the Offered Senior Subordinated Debt Securities purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Subordinated Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Subordinated Debt Security surrendered. Any Offered Senior Subordinated Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of the provisions of the Senior Subordinated Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Change of Control Offer will be returned to the Company.

          (d) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

     There can be no assurance that sufficient funds will be available at the time of a Change of Control to make any required repurchases. The Company's failure to make any required repurchases in the event of a Change of Control Offer will create an Event of Default under the Senior Subordinated Indenture.

     The indentures for the 1993 Senior Notes and the 1996 Senior Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities. For example, the indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the

Company from acquiring subordinated debt, other than by using the proceeds of new subordinated debt or equity securities.

     No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Subordinated Debt Securities can determine whether a Change of Control has occurred and exercise any remedies such Holder may have upon a Change of Control.

     Limitations on Transactions with Affiliates. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Restricted Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10 percent or more of the Common Equity of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate.

     The Senior Subordinated Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $10,000,000, unless in each case such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

     The Senior Subordinated Indenture will also provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $20,000,000 unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

     The Senior Subordinated Indenture will also provide that, notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees or directors of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers or employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under the provisions of the Senior Subordinated Indenture described under the caption "-- Limitations on Restricted Payments", (iv) any transaction between the Company or a Restricted Subsidiary and another Restricted Subsidiary, (v) any contract, agreement or understanding as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including any amendment thereto) or (vi) loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000.

     Limitations on Restrictions on Distributions from Restricted
Subsidiaries. The Senior Subordinated Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in Existing Indebtedness as in effect on the Issue Date,
(c) any restrictions or encumbrances arising in connection with the Existing Credit Facility; provided that any such restrictions and encumbrances relating to any extension or renewal of the Existing Credit Facility are not more restrictive than those in the Existing Credit Facility being extended or renewed, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Senior Subordinated Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, (f) reasonable and customary borrowing base covenants set forth in credit agreements evidencing Indebtedness otherwise permitted by the Senior Subordinated Indenture which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of Indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets and (g) any restrictions under any instrument creating or evidencing any Acquisition Debt that was permitted to be Incurred pursuant to the Senior Subordinated Indenture and the Offered Senior Subordinated Debt Securities and which (1) only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or any of its Restricted Subsidiaries and (2) were not created in connection with, or in contemplation of, such acquisition, and any restrictions replacing those permitted by this clause (g) which are not more restrictive than, and do not extend to any Persons or assets other than the Persons or assets subject to, the restrictions and encumbrances so replaced.

     Maintenance of Consolidated Tangible Net Worth. The Senior Subordinated Indenture will provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of each such period the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "Net Worth Offer"), and will purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "Net Worth Offer Date"), ten percent of the original Outstanding principal amount of the Offered Senior Subordinated Debt Securities (the "Net Worth Amount") at an offer price (the "Net Worth Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date, in accordance with the procedures set forth in the "Maintenance of Consolidated Tangible Net Worth" covenant of the Senior Subordinated Indenture. To the extent that the aggregate amount of Offered Senior Subordinated Debt Securities tendered pursuant to a Net Worth Offer is less than the Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Offered Senior Subordinated Debt Securities tendered, or a portion thereof, for general corporate purposes.

     The Senior Subordinated Indenture will also provide that in the event that the Consolidated Tangible Net Worth of the Company for any two consecutive fiscal quarters is less than $115,000,000, within 30 days after the end of such period, the Company (with written notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage prepaid, to all Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice, prepared by the Company advising such Holders of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Offered Senior Subordinated Debt Securities to the Company.

     The Senior Subordinated Indenture will also provide that:

          (a) In the event that the aggregate principal amount of Offered Senior Subordinated Debt Securities surrendered by Holders exceeds the Net Worth Amount, the Company will select the Offered Senior Subordinated Debt Securities to be purchased on a pro rata basis from all Offered Senior Subordinated Debt Securities so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Offered Senior Subordinated Debt Securities in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Offered Senior Subordinated Debt Securities are purchased only in part will be issued new Offered Senior Subordinated Debt Securities equal in principal amount to the unpurchased portion of the Offered Senior Subordinated Debt Securities surrendered.

          (b) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than any restriction set forth in any agreement, indenture, document or instrument relating to any Existing Indebtedness or Refinancing Indebtedness with respect thereto) that would materially impair the ability of the Company to make a Net Worth Offer. Notwithstanding the foregoing, if a Net Worth Offer is made, the Company will pay for Offered Senior Subordinated Debt Securities tendered for purchase in accordance with the provisions of the Senior Subordinated Indenture described under the caption "-- Maintenance of Consolidated Tangible Net Worth."

          (c) Not later than one Business Day prior to the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Offered Senior Subordinated Debt Securities or portions thereof tendered pursuant to the Net Worth Offer (on a pro rata basis if required pursuant to the provisions of the Senior Subordinated Indenture described in paragraph (a) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Offered Senior Subordinated Debt Securities or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Offered Senior Subordinated Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly after acceptance mail or deliver to Holders of Offered Senior Subordinated Debt Securities so accepted payment in an amount equal to the Net Worth Offer Price of the Offered Senior Subordinated Debt Securities purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Offered Senior Subordinated Debt Security equal in principal amount to any unpurchased portion of the Offered Senior Subordinated Debt Security surrendered. Any Offered Senior Subordinated Debt Securities not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer on the Net Worth Offer Date. For purposes of the provisions of the Senior Subordinated Indenture described above, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof. Any excess cash held by the Trustee after the expiration of the Net Worth Offer will be returned to the Company.

          (d) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

     There can be no assurance that sufficient funds will be available at the time of a Net Worth Offer to make any required repurchases. The Company's failure to make any required repurchases in the event of a Net Worth Offer will create an Event of Default under the Senior Subordinated Indenture.

     The indentures for the 1993 Senior Notes and the 1996 Senior Notes and the Company's principal credit facility restrict the acquisition by the Company of its subordinated indebtedness, including any Senior Subordinated Debt Securities or Subordinated Debt Securities. For example, the indentures for the 1993 Senior Notes and the 1996 Senior Notes contain similar covenants limiting the amount of "restricted payments" made by the Company, including the acquisition of subordinated debt. The amount of restricted payments permitted to be made by the Company will vary depending upon, among other things, the Company's cumulative earnings and restricted payments made other than acquisitions of subordinated debt (e.g., repurchases of stock by the Company). The Company's principal credit facility generally prohibits the Company from acquiring subordinated debt, other than by using the proceeds of new subordinated debt or equity securities.

     Limitations on Mergers and Consolidations. The Senior Subordinated Indenture will provide that the Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations thereunder or under the Offered Senior Subordinated Debt Securities (as an entirety or substantially an entirety in one transaction or series of related transactions), to any Person unless: (i) the

Person formed by or surviving such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Offered Senior Subordinated Debt Securities and the Senior Subordinated Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (iv) the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the Senior Subordinated Indenture and described under the caption
"-- Limitations on Additional Indebtedness" of the Company or the Successor, as the case may be, immediately after giving effect to such transaction, would be such that the Company or the Successor, as the case may be, would be entitled to Incur at least $1 of additional Indebtedness under such ratio. However, any such consolidation, merger, sale, lease, conveyance or disposition may result in a Change of Control, thereby requiring the Company to make a Change of Control Offer. See "-- Change of Control."

     No quantitative or other established meaning has been given to the phrase "all or substantially all" by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Offered Senior Subordinated Debt Securities can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such Holder may have upon the occurrence of any such transaction.

     For purposes solely of this "Senior Subordinated Indenture Covenants" section of this Prospectus, the terms set forth below shall have the following meanings:

     "Acquisition Debt" means Indebtedness of any Person existing at the time such Person became a Subsidiary of the Company (or such Person is merged into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person (other than assets acquired in the ordinary course of business of the Company and its Subsidiaries), including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of the Company).

     "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of the Senior Subordinated Indenture, each executive officer and director of the Company and each Restricted Subsidiary will be an Affiliate of the Company. In addition, for purposes of the Senior Subordinated Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

     "Board of Directors" means the board of directors of a Person or any authorized committee of the board of directors of such Person.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Capitalized Lease Obligations" of any Person means any obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control, (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions, (iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii) or (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under
Section 12(b) or 12(g) of the Exchange Act.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person, or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of dividends or similar distributions during such period, (ii) except to the extent includable in the Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and (v) the gains (but not losses) resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company, (b) the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any asset of the Company which is not sold or disposed of in the ordinary course of business and (c) other extraordinary items. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by the Company. Consolidated Net Income will exclude any noncash losses, whether or not extraordinary, incurred in connection with the issuance of Capital Stock (other than Disqualified Stock) in exchange for Indebtedness of the Company or its Wholly Owned Restricted Subsidiaries.

     "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Defeasance" has the meaning set forth in Section 11.02 of the Senior Subordinated Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Maturity date of the Offered Senior Subordinated Debt Securities; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final Maturity of the Offered Senior Subordinated Debt Securities will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of the Senior Subordinated Indenture described under the caption "Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Offered Senior Subordinated Debt Securities pursuant to the "Change of Control" covenant set forth in the Senior Subordinated Indenture.

     "Event of Default" has the meaning set forth under the caption "-- Events of Default."

     "Existing Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 28, 1997, between the Company and the lenders named therein and The First National Bank of Chicago, as Agent (together with the documents related thereto (including, without limitation, any guaranty agreements)), as such Facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, increasing the total commitment of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company and whose obligations thereunder are guaranteed by the Company) all or any portion of, the Indebtedness under such Facility or any successor or replacement facilities and includes any facility with one or more agents or lenders refinancing or replacing all or any portion of the Indebtedness under such Facility or any successor facilities.

     "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     "Holder" means a Person in whose name an Offered Senior Subordinated Debt Security is registered.

     "Incur" means to, directly or indirectly, create, incur, assume, guaranty, extend the maturity of, or otherwise become liable with respect to any Indebtedness.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Senior Subordinated Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Senior Subordinated Indenture and other than the purchase of mortgage commitments in the ordinary course of business), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement (except trade payables and accrued expenses incurred in the ordinary course of business), (vi) all Capitalized Lease Obligations of such Person, (vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (viii) all indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guaranty or liability, and (ix) all Disqualified Stock issued by such Person (the amount of indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of indebtedness of any Person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (v) above and (c) in the case of clause (vii) (if the indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the indebtedness of others on the date that the Lien attaches and (B) amount of the indebtedness secured.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent with respect to the Company, all of its Subsidiaries, and each Affiliate of the Company and/or its Subsidiaries that is involved in the Affiliate Transaction with respect to which such firm has been engaged.

     "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Issue Date or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

     "Investments" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person determined in accordance with GAAP.

     "Issue Date" means the date of original issuance of the Offered Senior Subordinated Debt Securities.

     "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Maturity", when used with respect to an Offered Senior Subordinated Debt Security, means the date on which the principal of such Offered Senior Subordinated Debt Security or an installment of principal becomes due and payable as therein provided or provided in the Senior Subordinated Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Non-Recourse Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of the Company or such Restricted Subsidiary may be realized upon in collection of principal or interest on such Indebtedness.

     "Officer" means the Chairman of the Board, the President, the Senior Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of a Person.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Person's Chief Executive Officer (or Co-Chief Executive Officer), Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer.

     "Outstanding", when used with respect to Offered Senior Subordinated Debt Securities, means, as of the date of determination, all Offered Senior Subordinated Debt Securities theretofore authenticated and delivered under the Senior Subordinated Indenture, except:

          (i) Offered Senior Subordinated Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Offered Senior Subordinated Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Offered Senior Subordinated Debt Securities; provided that, if such Offered Senior Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Senior Subordinated Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Offered Senior Subordinated Debt Securities as to which the Defeasance has been effected pursuant to the defeasance provisions, if any, of the Senior Subordinated Indenture; and

          (iv) Offered Senior Subordinated Debt Securities which have been paid pursuant to the "Mutilated, Destroyed, Lost and Stolen Securities" section of the Senior Subordinated Indenture or in exchange for or in lieu of which other Offered Senior Subordinated Debt Securities have been authenticated and delivered pursuant to the Senior Subordinated Indenture, other than any such Offered Senior Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Offered Senior Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Offered Senior Subordinated Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Offered Senior Subordinated Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Senior Subordinated Indenture, (a) the principal amount of an Offered Senior Subordinated Debt Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 of the Senior Subordinated Indenture on the Issue Date, of the principal amount of such Offered Senior Subordinated Debt Security, and (b) Offered Senior Subordinated Debt Securities owned by the Company or any other obligor of the Offered Senior Subordinated Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Offered Senior Subordinated Debt Securities which the Trustee knows to be so owned shall be so disregarded. Offered Senior Subordinated Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Offered Senior Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Offered Senior Subordinated Debt Securities or any Subsidiary of the Company or of such other obligor.

     "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of or any interest on any Offered Senior Subordinated Debt Security.

     "Permitted Investment" of any Person means any Investment of such Person in
(i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better (or a similar rating by any successor thereof), (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above; provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Senior Subordinated Indenture.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Place of Payment", when used with respect to the Offered Senior Subordinated Debt Securities, means the place or places where the principal of and interest on the Offered Senior Subordinated Debt Securities are payable.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be Incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Senior Subordinated Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Offered Senior Subordinated Debt Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Offered Senior Subordinated Debt Securities,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity date of the Offered Senior Subordinated Debt Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity date of the Offered Senior Subordinated Debt Securities, (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended,
(v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary, and (vi) such Refinancing Indebtedness is Incurred within 180 days before or after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended; provided that Refinancing Indebted-ness shall include the amount of any Indebtedness under the Existing Credit Facility which is Incurred within 180 days before or after the repayment of an equal amount of Indebtedness under the Existing Credit Facility which was Incurred pursuant to the provisions of the Senior Subordinated Indenture described in the first paragraph under the caption "-- Limitations on Additional Indebtedness."

     "Registrar" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Subordinated Indenture.

     "Restricted Investment" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director of any Affiliate of such Person, or (iii) other Person other than a Restricted Subsidiary which is a Wholly Owned Subsidiary of the referent Person; provided, however, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment provided such loan or advance is made in the ordinary course of business consistent with past practices, and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000), such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof.

     "Restricted Payment" with respect to any Person means (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definitions of Restricted Payment in clause (i) above), either directly or indirectly, (iii) any Restricted Investment, and (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated in right of payment to the Offered Senior Subordinated Debt Securities (provided, however, that the payment, redemption, repurchase, defeasance or other acquisition or retirement of any such subordinated Indebtedness by the Company or any Restricted Subsidiary on its scheduled final Maturity date or on any other scheduled date for the payment of any installment of principal thereof (whether pursuant to a sinking fund, mandatory redemption or otherwise) shall not be a Restricted Payment); provided, further, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment or other obligation described in clause (i), (ii) or (iii) above made to, or on behalf of or for the benefit of, the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any proportionate payment in respect of minority interests in Restricted Subsidiaries of the Company to the extent that the payment constitutes a return of capital that was not included in the Company's shareholders' equity or a dividend or similar distribution not included in determining the Company's Consolidated Net Income, or (c) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries which is subordinated to the Offered Senior Subordinated Debt Securities if the consideration therefor consists solely of, or is the proceeds from, Indebtedness subordinated to the Offered Senior Subordinated Debt Securities to the same extent as the Indebtedness being paid, redeemed, repurchased, defeased or otherwise acquired or retired, or (d) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of such Person, or the proceeds from such sale of such Capital Stock, or (e) any loans or advances by the Company or any Restricted Subsidiary to Unrestricted Subsidiaries which in an aggregate amount at any one time outstanding do not exceed $50,000,000 or (f) any principal payment, redemption repurchase, defeasance, or other acquisition or retirement of the Debentures.

     "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

     "Security Register" has the meaning set forth in the "Registration, Registration of Transfer and Exchange" section of the Senior Subordinated Indenture.

     "Stated Maturity", when used with respect to any Offered Senior Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Offered Senior Subordinated Debt Security as the fixed date on which the principal of such Offered Senior Subordinated Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Common Equity.

     "Trustee" means the Person named as Trustee in the first paragraph of the Senior Subordinated Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Senior Subordinated Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee thereunder.

     "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a Board Resolution. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the provisions of the Senior Subordinated Indenture described under the caption "-- Limitations on Additional Indebtedness" as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the first paragraph under the caption "-- Limitations on Additional Indebtedness." Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the provisions of the Senior Subordinated Indenture described under the caption "-- Limitations on Restricted Payments" and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under such provisions, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the ratio of the Company's Indebtedness (excluding Non-Recourse Indebtedness) to Consolidated Tangible Net Worth set forth in the first paragraph under the caption
"-- Limitations on Additional Indebtedness." Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness or portion thereof.

     "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

REDEMPTION

     If and to the extent set forth in the applicable Prospectus Supplement, the Company will have the right to redeem any class of Offered Debt Securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

     Except as may be described in the accompanying Prospectus Supplement, an "Event of Default" will be defined in each Indenture for the Offered Debt Securities as any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or any order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the failure by the Company to pay interest on any such Offered Debt Security when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

          (ii) the failure by the Company to pay the principal of any such Offered Debt Security when the same becomes due and payable at Maturity, upon acceleration or otherwise;

          (iii) the failure by the Company to make any sinking fund payment when the same becomes due and payable;

          (iv) the failure by the Company to comply with any of its agreements or covenants in, or provisions of, such Offered Debt Security or the applicable Indenture relating to such Offered Debt Security (other than an agreement or covenant a default in whose performance or whose breach is elsewhere in such Indenture specifically dealt with) and such failure continues for the period and after the notice specified below;

          (v) the acceleration of any indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness (as defined in the applicable Indenture)) of the Company or any of its subsidiaries that has an outstanding principal amount of $10,000,000 or more in the aggregate; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of five days after such acceleration by the holders of such indebtedness, any Event of Default under the provisions of the applicable Indenture described in this clause (v) relating to such Offered Debt Securities will be deemed to be cured and any acceleration under such Indenture will be deemed withdrawn or rescinded;

          (vi) the failure by the Company or any of its subsidiaries to make any principal or interest payment in respect of indebtedness for borrowed money or guarantees thereof (other than Non-Recourse Indebtedness) of the Company or any of its subsidiaries with an outstanding aggregate principal amount of $10,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such indebtedness);

          (vii) a final judgment or judgments that exceed $10,000,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its subsidiaries and such judgment or judgments are not satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (viii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case,

             (B) consents to the entry of an order for relief against it in an involuntary case,

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

             (D) makes a general assignment for the benefit of its creditors;

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Company or any Material Subsidiary as debtor in an involuntary case,

             (B) appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

             (C) orders the liquidation of the Company or any Material
        Subsidiary,

          and the order or decree remains unstayed and in effect for 60 days; or

          (x) any other Event of Default provided in the supplemental indenture under which the applicable class of Offered Debt Securities are issued or in the form of such Offered Debt Security.

     For purposes hereof, "Material Subsidiary" means any subsidiary of the Company which accounted for three percent or more of the consolidated tangible net assets or consolidated cash flow available for fixed charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any default or Event of Default, all computed in accordance with generally accepted accounting principles.

     The Indentures relating to the Offered Debt Securities will provide that the Trustee will not be deemed to know of a default unless a trust officer has actual knowledge of such default or receives written notice of such default with specific reference to such default.

     The Indentures relating to the Offered Debt Securities will provide that a default as described in sub-clause (iv) above is not an Event of Default until the Trustee notifies the Company, or the holders of at least 25 percent in aggregate principal amount of the then outstanding applicable class of Offered Debt Securities under such Indenture, or such other percentage as may be specified in the applicable Prospectus Supplement, notify the Company and the Trustee, of the default and the Company does not cure the default within 60 days after receipt of the notice, or for such other period as may be specified in the applicable Prospectus Supplement. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." If such a default is cured within the applicable time period, it ceases.

     Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for each class of Offered Debt Securities will provide that if an Event of Default (other than an Event of Default described in sub-clause (viii) or (ix) above) shall have occurred and be continuing under the Indenture, the Trustee (after receiving indemnities from the holders of such Offered Debt Securities to its satisfaction) by notice to the Company, or the holders of at least 25 percent in principal amount of such Offered Debt Securities then outstanding, or such other percentage as may be specified in the Prospectus Supplement, by notice to the Company and the Trustee, may declare all of such Offered Debt Securities to be due and payable immediately. Upon such declaration, the amounts due and payable on such Offered Debt Securities, as determined pursuant to the provisions of the "Acceleration" section of the Indenture, will be due and payable immediately. Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that if an Event of Default described in sub-clause
(viii) or (ix) above occurs, such Offered Debt Securities will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any holder. The holders of a majority in principal amount of such Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, by written notice to the Trustee and the Company, may waive such Event of Default, rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal of or interest on such Offered Debt Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

     Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will contain a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the applicable class of Offered Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such provisions in the Indentures for the Offered Debt Securities for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee may withhold from the holders of such Offered Debt Securities notice of any continuing default or Event of Default (except any default or Event of Default in payment of principal or interest on the Offered Debt Securities) if the Trustee determines that withholding such notice is in the holders' interest.

     Except to the extent otherwise stated in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that no holder of Offered Debt Securities may institute any action against the Company under the Indenture unless (i) such holder previously has given the Trustee written notice of the default and continuance thereof, (ii) the holders of not less than 25 percent in principal amount of the applicable class of Offered Debt Securities then outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, have requested the Trustee to institute such action and offered the Trustee reasonable indemnity, (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not instituted such action within 60 days of the request and (v) the Trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of such Offered Debt Securities then outstanding, or such other amount as may be specified in the applicable Prospectus Supplement. Notwithstanding any other provision of the applicable Indenture, the right of any holder of the applicable class of Offered Debt Securities to receive payment of principal and interest on such Offered Debt Security on or after the respective due dates thereof, or, subject to the provisions of the applicable Indenture described in the preceding sentence, to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

     The Indentures and the Offered Debt Securities will provide that no director, officer or employee of the Company, as such, will have any liability for any obligations of the Company under the Offered Debt Securities or the Indentures. The Indentures and the Offered Debt Securities will also each provide that each holder of the Offered Debt Securities, by accepting the Offered Debt Securities, waives and releases all such liability.

     Except to the extent otherwise stated in the Prospectus Supplement, the Indentures for the Offered Debt Securities will provide that the Company will be required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any default or Event of Default, a statement specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company will be required to deliver to the Trustee prompt written notice of the occurrence of any default or Event of Default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company can discharge or defease its obligations under the Indentures for the Offered Debt Securities as set forth below.

     The Company may discharge certain obligations to holders of the Offered Debt Securities that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year by irrevocably depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount sufficient to pay at maturity the principal of and interest on the Offered Debt Securities.

     The Company may also discharge any and all of its obligations to holders of the Offered Debt Securities at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of the Offered Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen Notes or to maintain an office or agency in respect of the Offered Debt Securities and certain other obligations. Alternatively, the Company may be released with respect to the Offered Debt Securities from the obligations imposed by certain covenants of the Senior Indenture or the Senior Subordinated Indenture described under the caption "-- Certain Covenants of the Company", "-- Senior Indenture Covenants" and "-- Senior Subordinated Indenture Covenants" herein and omit to comply with such covenants without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:

(a) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity the principal of and interest on all outstanding Notes; (b) no Event of Default under the Offered Debt Securities has occurred and is then continuing; (c) the defeasance or covenant defeasance will not result in an event of default under any agreement to which the Company is a party or by which it is bound; and (d) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of the Offered Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance will not otherwise alter such holders' federal income tax treatment of principal and interest payments on the Offered Debt Securities.

     For purposes hereof, "U.S. Government Obligations" means (i) any security that is (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case (a) or (b), is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (i) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

TRANSFER AND EXCHANGE

     A holder of an Offered Debt Security will be able to transfer or exchange the Offered Debt Securities only in accordance with the provisions of the applicable Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by such Indenture.

MODIFICATIONS TO THE INDENTURES

     Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indenture for the Offered Debt Securities will provide that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Offered Debt Securities to, among other things: (i) cure any ambiguity, defect or inconsistency in the applicable Indenture for such Offered Debt Securities; (ii) comply with the "Limitations on Mergers and Consolidations" section set forth in such Indenture; (iii) provide for uncertificated Offered Debt Securities in addition to certificated Offered Debt Securities; (iv) make any change that does not adversely affect the legal rights under the Indenture of holders of Offered Debt Securities; (v) add to the covenants of the Company for the benefit of the holders of Offered Debt Securities or to surrender any right or power in the Indenture conferred upon the Company; (vi) add any additional Events of Default for the benefit of the holders of Offered Debt Securities; (vii) change or eliminate any of the provisions of each Indenture before Offered Debt Securities are issued thereunder; (viii) establish the form or terms of the Offered Debt Securities;
(ix) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Offered Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (x) supplement any of the provisions of the Indentures to such extent as shall be necessary to permit or facilitate the defeasance or discharge of Offered Debt Securities pursuant to the applicable Indenture; provided that any such action shall not adversely affect the interests of the holders of Offered Debt Securities; or (xi) comply with the qualification of the Indenture under the TIA.

     Except as may otherwise be set forth in the applicable Prospectus Supplement, the Indentures for the Offered Debt Securities also will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of each class of Offered Debt Securities outstanding, or such other percentage as may be specified in the applicable Prospectus Supplement, to add any provision to, change in any manner or eliminate any of the provisions of the Indentures for the Offered Debt Securities or modify in any manner the rights of the holders of the Offered Debt Securities so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Offered Debt Security affected thereby, do, among other things, any of the following: (i) change the stated maturity of the principal of, or any installment of principal of, or interest on, any Offered Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where any Offered Debt Security or interest thereon is payable, or change the coin or currency in which any Offered Debt Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date); (ii) reduce the percentage in principal amount of the outstanding Offered Debt Securities, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (iii) modify Section 13.02(d)(iii) or 8.07 of the Indentures; or (iv) modify the ranking or priority of the Offered Debt Securities in a manner adverse to the holders of Offered Debt Securities. The Senior Subordinated Indenture and the Subordinated Indenture may not be amended to alter the subordination of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

     Except as provided in the applicable Prospectus Supplement, the holders of at least a majority in principal amount of each class of the then outstanding Offered Debt Securities may on behalf of the holders of all Offered Debt Securities, or such other amount as may be specified in the applicable Prospectus Supplement, waive (i) insofar as the Offered Debt Securities are concerned, compliance by the Company with certain covenants of the applicable Indenture and (ii) any past default under the Indenture with respect to the Offered Debt Securities, except a default in the payment of the principal of or interest on any Offered Debt Security or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security affected.

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is to be Trustee under each of the Indentures and has been appointed by the Company as paying agent and registrar. The Indenture will provide that upon execution and delivery of the Debt Securities by the Company the Trustee shall authenticate and deliver the Debt Securities in accordance with the order of the Company. IBJ Schroder Bank & Trust Company is the trustee under the Indenture, dated as of June 21, 1993, relating to the 1993 Senior Notes and the Indenture, dated as of February 16, 1996, relating to the 1996 Senior Notes, and it or any other Trustee, or their respective affiliates, may from time to time have lender or other business arrangements with the Company. The Indentures will contain certain limitations on the rights of the Trustee, should it or its affiliates become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the Trustee must resign.

GOVERNING LAW

     Unless otherwise specified in the accompanying Prospectus Supplement, the Indentures for the Offered Debt Securities and the Offered Debt Securities will be governed by the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities offered hereby (i) through agents,
(ii) through underwriters, (iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise) or (v) through a combination of any such methods of sale. The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

     Each Prospectus Supplement will set forth the terms of the offering of the particular issuance of Debt Securities to which such Prospectus Supplement relates, including (i) the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Debt Securities, (ii) the initial public offering or purchase price of such Debt Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from the Company and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to the Company, and (vi) the securities exchange, if any, on which such Debt Securities will be listed.

     If an underwriter or underwriters are utilized in the sale of Debt Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities.

     If a dealer is utilized in the sale of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable Prospectus Supplement relating thereto.

     Offers to purchase the Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable Prospectus Supplement.

     Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters and other persons to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Company may grant underwriters who participate in the distribution of Debt Securities an option to purchase additional Debt Securities to cover over-allotments, if any.

     The place and date of delivery for Debt Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities in respect of which this Prospectus is being delivered will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Debt Securities.

                                 LEGAL MATTERS

     The legality of the Debt Securities will be passed upon for the Company by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York. Certain legal matters in connection with offerings made by this Prospectus may be passed on for the underwriters, if any, by counsel named in the Prospectus Supplement.

                                    EXPERTS

     The audited financial statements of the Company and subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are so included herein in reliance upon the authority of said firm as experts in giving said reports.

======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SHALL NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
            PROSPECTUS SUPPLEMENT
The Company...........................    S-3
Risk Factors..........................    S-3
Cautionary Disclosure Regarding
  Forward-Looking Statements..........    S-6
Use of Proceeds.......................    S-7
Summary Consolidated Financial and
  Operating Data......................    S-8
Description of Senior Notes...........   S-10
Description of Senior Subordinated
  Notes...............................   S-11
Underwriting..........................   S-12
Legal Matters.........................   S-12
                 PROSPECTUS
Available Information.................      2
Incorporation of Certain Information
  by Reference........................      2
The Company...........................      3
Use of Proceeds.......................      3
Consolidated Ratio of Earnings to
  Fixed Charges.......................      3
Description of Debt Securities........      4
Plan of Distribution..................     49
Legal Matters.........................     50
Experts...............................     50

======================================================
======================================================

                             U.S. HOME CORPORATION

                                  $225,000,000

                          8.25% SENIOR NOTES DUE 2004

                    8.88% SENIOR SUBORDINATED NOTES DUE 2007
                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                            DILLON, READ & CO. INC.

======================================================